                                                                  EXHIBIT 10.20

                              TERMINATION AGREEMENT

         This Termination Agreement dated as of May 28, 1999 (this "Agreement") by and among Spectrum Information Technologies, Inc. doing business as Siti-Sites.com, a Delaware corporation ("Siti"), Minutemeals.com, Inc., a Delaware corporation ("MM"), and Joseph Langhan and Donald Moore (each an "Individual" and collectively, the "Individuals").

         Whereas, the Individuals, MM and Siti have determined it is in their best interests to terminate the Investment and Business Development Agreement dated March 19, 1999, among MM, the Individuals, and Siti;

         Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1. The Investment and Business Development Agreement of March 19, 1999, and all related agreements and understandings among the parties (collectively the "Prior Agreement") is hereby terminated in all respects, except for the mutually beneficial covenants hereinafter listed.

2. The Individuals shall deliver to Siti on June 1, 1999, a check payable to Siti for $23,000 from the MM corporate account representing all funds remaining from Siti's previous $105,000 payment for development of the MM business. MM shall keep $82,000 of the initial $105,000 payment and the computer equipment supplied by Siti to MM's business, without obligation.

3. Siti hereby surrenders and relinquishes its 20 MM shares of common stock, and agrees that it has no further interest in the business of MM, and the Escrow Agent is instructed to deliver the MM share certificate hereby relinquished to MM on June 1, 1999 together with all other agreements and documents in termination of the Prior Agreement's escrow arrangements. All other obligations of Siti with respect to stock issuances or any payments to the Individuals or MM, are hereby terminated.

4. The confidentiality obligations set forth in paragraph 5(b) of the Prior Agreement shall remain in effect to the extent that Siti shall keep confidential and not use for its own account the trade secrets, know-how and other proprietary information and materials of the business of MM and the Individuals; and the Individuals and MM shall similarly keep confidential and not use for their own account the trade secrets, know-how and other proprietary information and materials of the business of Siti which they have acquired in their consulting activities with Siti.

5. There are no claims, obligations or liabilities of any kind among the parties, other than as set forth herein and except for the payments, deliveries and confidentiality covenants set forth above, Siti releases the Individuals and MM, and the Individuals and MM release Siti from any claims, liabilities or obligations, or causes of action, suits, damages, expenses (including attorneys' fees) costs, interests fees, debts, demands of any kind or character whether in law or in equity from the beginning of time through the date of this

         Agreement except that MM and the Individuals do not release Siti from its obligation to make the initial payment of $105,000 to MM, which amount MM and the Individuals agree was paid by Siti.

         In Witness Whereof, the parties have executed this Agreement as of the day and year first written above.

         Spectrum Information Technologies, Inc.          Minutemeals.com, Inc.
         d/b/a Siti-Sites.com


         By:/s/ LAWRENCE M. POWERS                        By:/s/ JOSEPH LANGHAN
            ----------------------------------               -----------------------------
                Lawrence M. Powers, Chairman/CEO              Joseph Langhan, President
                                                              by Catherine Gorecki, his
                                                              attorney-in-fact


          /s/ JOSEPH LANGHAN                              /s/ DONALD MOORE
         -------------------------------------            --------------------------------
         Joseph Langhan                                   Donald Moore
         by Catherine Gorecki, his attorney-in-fact       by Catherine Gorecki, his
                                                          attorney-in-fact
